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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):       September 15, 2004

Plumas Bancorp

(Exact name of registrant as specified in its charter)

California	000-49883	95-3520374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (530)283-7305

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2004, the Company amended a Salary Continuation Agreement and entered into a Split Dollar Agreement with Robert T. Herr, Executive Vice President and Chief Loan Administrator of the Company.

The intent of the amendment to the Salary Continuation Agreement and Split Dollar Agreement are to encourage the Executive to remain an employee of the Company. To accomplish this, the Company agrees to divide the net death proceeds of life insurance policy(ies) on the Executive’s life with the Executive’s beneficiary.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
10.11	First Amendment to Executive Salary Continuation Agreement of Robert T. Herr dated September 15, 2004.

10.20	Split Dollar Agreement of Robert T. Herr dated September 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp (Registrant)

September 17, 2004	By:	/s/ Andrew J. Ryback

Name: Andrew J. Ryback Title: Senior Vice President and Chief Financial Officer